UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2011

The Scotts Miracle-Gro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-644-0011

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2011, The Scotts Miracle-Gro Company (the "Company") and its wholly-owned subsidiary, The Scotts Company LLC ("Scotts LLC"), entered into a Master Accounts Receivable Purchase Agreement (the "Agreement") by and among Scotts LLC, the Company, Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as a Bank ("Crédit Agricole"), and The Bank of Nova Scotia, Suntrust Bank and Mizuho Corporate Bank, Ltd., as Banks (collectively with Crédit Agricole, the "Banks").

The Agreement, which is uncommitted, provides for the discretionary sale by Scotts LLC, and the discretionary purchase by the Banks, on a revolving basis, of accounts receivable generated by sales to two specified account debtors in an aggregate amount not to exceed $325 million, with debtor sublimits ranging from $120 million to $250 million. Under the terms of the Agreement, the Banks have the opportunity to purchase those accounts receivable offered by Scotts LLC at a discount (from the agreed base value thereof) effectively equal to LIBOR plus 1.05%. Scotts LLC will continue to be responsible for the servicing and administration of the receivables sold to the Banks until the occurrence of a termination event under the Agreement.

The Agreement provides that although the specified accounts receivable may be sold to the Banks, the Banks have the right to require Scotts LLC to repurchase uncollected receivables on weekly settlement dates and upon the occurrence of certain termination events, including the breach of any covenant made by Scotts LLC or the Company with respect to such receivables. The Banks do not have the right, however, to require Scotts LLC to repurchase any uncollected receivables if the receivables are not paid when due or cannot be paid solely as a result of the applicable account debtor’s financial inability to pay. Scotts LLC has the right at any time to repurchase receivables which have been sold to the Banks pursuant to the Agreement.

The terms of the Agreement include customary representations, warranties, covenants and indemnities for transactions of this type. All of Scotts LLC’s obligations under the Agreement are guaranteed by the Company. The Agreement has an initial stated termination date of September 21, 2012, which may be extended by mutual agreement of Scotts LLC and the Banks. Certain of the Banks, or their affiliates, have in the past provided investment or commercial banking services to the Company and its affiliates for which they received customary fees and expenses and they may provide similar services in the future.

The Agreement replaces the Company’s existing Master Accounts Receivable Purchase Agreement (described in Item 1.02 below), which was set to expire on September 30, 2011.

The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 21, 2011, the Company and Crédit Agricole terminated the Master Accounts Receivable Purchase Agreement, dated as of May 1, 2009, by and among Scotts LLC, the Company and Crédit Agricole Corporate and Investment Bank New York Branch (f/k/a Calyon New York Branch) (the "2009 MARP"). The 2009 MARP provided for the discounted sale, on an uncommitted, revolving basis, of accounts receivable generated by sales to a single account debtor, with aggregate limits not to exceed $80 million. The 2009 MARP offered Crédit Agricole the opportunity to purchase those accounts receivable offered by Scotts LLC at a discount effectively equal to LIBOR plus 1.25%. A copy of the 2009 MARP was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 6, 2009 (File No. 1-11593).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Master Accounts Receivable Purchase Agreement, dated as of September 21, 2011, by and among The Scotts Miracle-Gro Company, The Scotts Company LLC, The Bank of Nova Scotia, Suntrust Bank, Mizuho Corporate Bank, Ltd. and Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as a Bank - Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Scotts Miracle-Gro Company

September 21, 2011	By:	/s/ David C. Evans

Name: David C. Evans
Title: Chief Financial Officer and Executive Vice President, Strategy and Business Development

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Exhibit Index

Exhibit No.	Description

10.1	Master Accounts Receivable Purchase Agreement, dated as of September 21, 2011, by and among The Scotts Miracle-Gro Company, The Scotts Company LLC, The Bank of Nova Scotia, Suntrust Bank, Mizuho Corporate Bank, Ltd. and Crédit Agricole Corporate & Investment Bank, as Administrative Agent and as a Bank